As filed with the Securities and Exchange Commission on October 31, 2008.
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LAMAR ADVERTISING COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	72-1449411 (I.R.S. Employer Identification No.)

5551 Corporate Boulevard
Baton Rouge, Louisiana 70808
(225) 926-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kevin P. Reilly, Jr.
President
Lamar Advertising Company
5551 Corporate Boulevard
Baton Rouge, Louisiana 70808
(225) 926-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
with copies to:
Stacie Aarestad, Esq.
Edwards Angell Palmer & Dodge LLP
111 Huntington Avenue
Boston, Massachusetts 02199-7613
(617) 239-0100

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Amount to be Registered/
Proposed Maximum Offering Price per Unit/
Title of Each Class of	Proposed Maximum Aggregate Offering Price/
Securities to be Registered	Amount of Registration Fee
Debt Securities	(1)
Preferred Stock
Class A Common Stock
Warrants

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r), we are deferring payment of all of the registration fee, except for $79,267.20 that has already been paid with respect to $500,000,0000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-108688 of Lamar Advertising Company., and were not sold thereunder.

PROSPECTUS

LAMAR ADVERTISING COMPANY

DEBT SECURITIES
CLASS A COMMON STOCK
PREFERRED STOCK
WARRANTS

Lamar Advertising Company may offer to the public from time to time in one or more series or issuances:

•	debt securities consisting of debentures, notes or other evidences of indebtedness;

•	shares of its Class A common stock;

•	shares of its preferred stock; or

•	warrants to purchase Class A common stock, preferred stock or debt securities.

Lamar Class A common stock trades on the Nasdaq Global Select Market under the symbol “LAMR”. Any Class A common stock sold by means of a prospectus supplement to this prospectus may be listed on the Nasdaq Global Select Market.

This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” beginning on page 1 of this prospectus before you make your investment decision.

See risk factors beginning on page 3 for a discussion of certain factors that should be considered by prospective investors in these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is October 31, 2008.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under the shelf process, we may, from time to time, issue and sell to the public any combination of the securities described in the registration statement in one or more offerings. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to one of our contracts or other documents, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s website as indicated below under the heading “Where You Can Find More Information.”

In this prospectus, “Lamar,” “we,” “us” and “our” refer to Lamar Advertising Company, excluding, unless the context otherwise requires, its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

Lamar files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Lamar’s SEC filings are also available on the SEC’s Website at “http://www.sec.gov.” Copies of certain information filed by us with the SEC are also available on our website at http://www.lamar.com. Our website is not part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

We “incorporate by reference” into this prospectus certain information we file with the SEC, which means that we are disclosing important information to you by referring you to another document. Any information incorporated by reference is an important part of this prospectus. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. We incorporate by reference into this prospectus the documents listed below, which we have filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus and before the termination of this offering; except that, unless we indicate otherwise, we do not incorporate any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•	Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC on February 28, 2008;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008 filed with the SEC on May 8, 2008 and August 8, 2008, respectively;

•	Current Reports on Form 8-K filed with the SEC on March 26, 2008, May 21, 2008 and September 19, 2008 and on Form 8-K/A filed with the SEC on July 30, 2008; and

•	The description of the Class A common stock contained in our Registration Statement on Form 8-A/A filed with the SEC on July 27, 1999.

You may request a copy of these filings, at no cost, by writing or telephoning using the following contact information:
Shareholder Services
Lamar Advertising Company
5551 Corporate Boulevard
Baton Rouge, LA 70808
(225) 926-1000

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in and incorporated by reference into this prospectus. We are offering to sell securities and soliciting offers to buy securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities offered by this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement or term sheet, and the documents we have incorporated by reference into this prospectus may contain forward-looking statements, including statements regarding our future financial performance and condition, business plans, objectives, prospects, growth and operating strategies and market opportunities. These are statements that relate to future periods and include statements regarding our anticipated performance.

Generally, the words “anticipates,” “believes,” “expects,” “intends,” “estimates,” “projects,” “plans” and similar expressions identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results, to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other important factors include, among others:

•	risks and uncertainties relating to our significant indebtedness;

•	the demand for outdoor advertising;

•	the performance of the U.S. economy generally and the level of expenditures on outdoor advertising in particular;

•	our ability to renew expiring contracts at favorable rates;

•	the integration of companies that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions;

•	our need for and ability to obtain additional funding for acquisitions or operations; and

•	the regulation of the outdoor advertising industry by federal, state and local governments.

Although we believe that the statements contained in this prospectus are based upon reasonable assumptions, we can give no assurance that our goals will be achieved. Given these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are made as of the date of this prospectus. We assume no obligation to update or revise them or provide reasons why actual results may differ

BUSINESS OF LAMAR

Lamar Advertising Company, referred to herein as the “Company” or “Lamar Advertising” or “we” is one of the largest outdoor advertising companies in the United States based on number of displays and has operated under the Lamar name since 1902. As of June 30, 2008, we owned and operated approximately 161,000 billboard advertising displays in 44 states, Canada and Puerto Rico, approximately 100,000 logo advertising displays in 19 states and the province of Ontario, Canada, and operated over 28,800 transit advertising displays in 17 states, Canada and Puerto Rico. We offer our customers a fully integrated service, satisfying all aspects of their billboard display requirements from ad copy production to placement and maintenance. The three principal areas that make up our business are:

•	Billboard advertising. We offer our customers a fully integrated service, satisfying all aspects of their billboard display requirements from ad copy production to placement and maintenance. Our billboard advertising displays are comprised of bulletins and posters. As a result of their greater impact and higher cost, bulletins are usually located on major highways. Posters are usually concentrated on major traffic arteries or on city streets to target pedestrian traffic.

•	Logo signs. We are the largest provider of logo sign services in the United States, operating 19 of the 25 privatized state logo sign contracts. Logo signs are erected near highway exits to direct motor traffic to service and tourist attractions, as well as to advertise gas, food, camping and lodging.

•	Transit advertising. We provide transit advertising in 69 transit markets. Transit displays appear on the exterior or interior of public transportation vehicles or stations, such as buses, trains, commuter rail, subways, platforms and terminals.

Our business has grown rapidly through a combination of internal growth and acquisitions. Our growth has been enhanced by strategic acquisitions that resulted in increased operating efficiencies, greater geographic diversification and increased market penetration. Historically, we have focused on small to mid-sized markets where we have pursued acquisition opportunities in order to establish a leadership position. Since January 1, 1997, we have successfully completed over 880 acquisitions of outdoor advertising businesses and assets, including over 340 acquisitions for an aggregate purchase price of approximately $956.6 million from January 1, 2004 to June 30, 2008. Our acquisitions have expanded our operations in major markets. Our large national footprint gives us the ability to offer cross-market advertising opportunities to both our local and national advertising customers.

Our principal executive offices are located at 5551 Corporate Boulevard, Baton Rouge, Louisiana 70808 and our telephone number is (225) 926-1000.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q and other SEC filings filed after such annual report. It is possible that our business, financial condition, future prospects, liquidity or results of operations could be materially adversely affected by any of these risks.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include the repayment, refinancing, redemption or repurchase of existing indebtedness or capital stock, working capital, capital expenditures, acquisitions of outdoor advertising assets and businesses and investments. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the prospectus supplement relating to that offering.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to combined fixed charges on a historical basis for the periods indicated. For purposes of this calculation, “earnings” consist of income (loss) before income taxes and fixed charges. “Fixed charges” consist of interest, amortization of debt issuance costs, preferred stock dividends and the component of rental expense believed by management to be representative of the interest factor for those amounts.

											Six Months
											Ended June 30,
	2003		2004		2005		2006		2007		2008

Ratio of Earnings to Fixed Charges(1)	0.6	x	1.2	x	1.5	x	1.5	x	1.4	x	1.2x

(1)	For the year ended December 31, 2003, earnings were insufficient to cover fixed charges by $63.3 million.

DESCRIPTION OF DEBT SECURITIES

We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into by Lamar and a trustee to be identified in the applicable prospectus supplement, as trustee. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the proposed form of indenture as an exhibit to the registration statement in which this prospectus is included. Each indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of Lamar and will rank equally with all of our other unsecured indebtedness. The following statements relating to the debt securities and the indenture are summaries and do not purport to be complete, and are subject in their entirety to the detailed provisions of the indenture.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC. To review the terms of a series of debt securities, you must refer to both the prospectus supplement for the particular series and to the description of debt securities in this prospectus.

The prospectus supplement will set forth the following terms of the debt securities in respect of which this prospectus is delivered:

(1) the title;

(2) the aggregate principal amount;

(3) the issue price or prices (expressed as a percentage of the aggregate principal amount thereof);

(4) any limit on the aggregate principal amount;

(5) the date or dates on which principal is payable;

(6) the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine the rate or rates;

(7) the date or dates from which the interest, if any, will be payable and any regular record date for the interest payable;

(8) the place or places where principal and, if applicable, premium and interest, is payable;

(9) the terms and conditions upon which Lamar may, or the holders may require Lamar to, redeem or repurchase the debt securities;

(10) the denominations in which the debt securities may be issuable, if other than denominations of $1,000 or any integral multiple thereof;

(11) whether the debt securities are to be issuable in the form of certificated debt securities (as described below) or global debt securities (as described below);

(12) the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

(13) the currency of denomination;

(14) the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

(15) if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to these payments will be determined;

(16) if amounts of principal and, if applicable, premium and interest may be determined (a) by reference to an index based on a currency or currencies other than the currency of denomination or designation or (b) by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which these amounts will be determined;

(17) the provisions, if any, relating to any security provided for the debt securities;

(18) any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

(19) any events of default, if not otherwise described under “Events of Default”;

(20) the terms and conditions for conversion into or exchange for shares of Class A common stock or preferred stock;

(21) any other terms, which may modify or delete any provision of the indenture insofar as it applies to that series;

(22) any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

(23) the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of Lamar.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of the debt securities in accordance to the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount securities or debt securities in bearer form, we will describe United States federal income tax considerations and other special considerations that apply to the debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do so, we will describe the restrictions, elections, general tax considerations, specific terms and other information with respect to the issue of debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

If we issue debt securities that may be exchanged for or converted into shares of Class A common stock or preferred stock, we will describe the terms of exchange or conversion in the prospectus supplement relating to those debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

(1) “book-entry securities,” which means that there will be one or more global securities registered in the name of The Depository Trust Company, as depository, or a nominee of the depository; or

(2) “certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities. Except as set forth under “— Global Debt Securities and Book Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

If you hold certificated debt securities, you may transfer or exchange them at the trustee’s office or at the paying agency in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities, but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange.

You may effect the transfer of certificated debt securities and of the right to receive the principal of, premium, and/or interest, if any, on your certificated debt securities only by surrendering the certificate representing your certificated debt securities and having us or the trustee issue a new certificate to the new holder.

Global Debt Securities and Book Entry System

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement or term sheet will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of our company, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of Lamar or a highly leveraged transaction. If we offer any covenants of this type or provisions with respect to any debt securities in the future, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or a prospectus supplement, the debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants of a series of debt securities.

With respect to any series of senior subordinated debt securities, we will agree not to issue debt which is, expressly by its terms, subordinated in right of payment to any other debt of Lamar and which is not ranked on a parity with, or subordinate and junior in right of payment to, the senior subordinated debt securities.

Consolidation, Merger and Sale of Assets

We will agree in the indenture that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

(1) the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia and, if we are not the surviving person, the surviving person has expressly assumed all of our obligations, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

(2) immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

(1) we fail to pay any principal of, or premium, if any, when it becomes due;

(2) we fail to pay any interest within 30 days after it becomes due;

(3) we fail to observe or perform any other covenant in the debt securities or the indenture for 45 days after written notice from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series;

(4) we are in default under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of indebtedness under which we or any significant subsidiaries then has more than $25 million in outstanding indebtedness, individually or in the aggregate, and either (a) this indebtedness is already due and payable in full or (b) this default or defaults have resulted in the acceleration of the maturity of this indebtedness;

(5) any final judgment or judgments that can no longer be appealed for the payment of more than $25 million in money (not covered by insurance) is rendered against us or any of our significant subsidiaries and has not been discharged for any period of 60 consecutive days during which a stay of enforcement is not in effect; and

(6) certain events occur involving bankruptcy, insolvency or reorganization of Lamar or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal or premium, if any, or interest on the debt securities of that series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount of all the outstanding debt securities of that series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after an acceleration, but before a judgment or decree based on the acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul the acceleration if (1) all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived, (2) all overdue interest and overdue principal has been paid and (3) the rescission would not conflict with any judgment or decree. In addition, if acceleration occurs at any time when our senior credit facility is in full force and effect, the debt securities of that series shall not become payable until the earlier to occur of (1) five business days following the delivery of a written notice of the acceleration of the debt securities of defaulting series to the agent under our senior credit facility and (2) the acceleration of any indebtedness under our senior credit facility.

If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series shall be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series shall have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

(1) the holder gives to the trustee written notice of a continuing event of default;

(2) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series make a written request and offer reasonable indemnity to the trustee to institute proceeding as a trustee;

(3) the trustee fails to institute proceeding within 60 days of the request; and

(4) the holders of a majority in aggregate principal amount of the outstanding debt securities of that series do not give the trustee a direction inconsistent with their request during the 60-day period.

However, these limitations do not apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

(1) to provide that the surviving entity following a change of control of Lamar permitted under the indenture shall assume all of our obligations under the indenture and debt securities;

(2) to provide for uncertificated debt securities in addition to certificated debt securities;

(3) to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

(4) to cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any holder;

(5) to issue and establish the form and terms and conditions; and

(6) to appoint a successor trustee under the indenture with respect to one or more series.

From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of the outstanding debt securities, amend or supplement the indenture or the debt securities, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities; but without the consent of each holder affected by the action, we may not modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

(1) reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or the debt security;

(2) reduce the rate of or change the time for payment of interest;

(3) reduce the principal of or premium on or change the stated maturity;

(4) make any debt security payable in money other than that stated in the debt security;

(5) change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no redemption of this type may be made;

(6) waive a default on the payment of the principal of, interest on, or redemption payment; and

(7) take any other action otherwise prohibited by the indenture to be taken without the consent of each holder by affected that action.

Defeasance and Discharge of Debt Securities and Certain Covenants in Certain Circumstances

The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

(1) to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

(a) to register the transfer or exchange of the debt securities;

(b) to replace temporary or mutilated, destroyed, lost or stolen debt securities;

(c) to compensate and indemnify the trustee; or

(d) to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

(2) to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable prospectus supplement (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must deposit with the trustee or other qualifying trustee, in trust for this purpose:

(1) money;

(2) U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) which through the scheduled payment of principal and interest in accordance with their terms will provide money; or

(3) a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

which in each case specified in clauses (1) through (3) above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of a series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

(1) in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

(2) in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that, and the opinion shall confirm that, the holders of outstanding debt securities will not recognize income, gain or loss for United States federal income tax purposes solely as a result of the legal defeasance and will be subject to United States federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if a defeasance had not occurred;

(3) in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if a covenant defeasance had not occurred; and

(4) certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of that series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities which are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars (1) direct obligations of the government that issued or caused to be issued the currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the debt securities. You should note that if the trustee becomes a creditor of Lamar, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of certain claims, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee, acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate the conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to this provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

DESCRIPTION OF PREFERRED STOCK

We currently have authorized 1,000,000 shares of undesignated preferred stock, 5,719.49 of which are issued and outstanding as Series AA Preferred Stock as of the date of this prospectus. Under Delaware law and our certificate of incorporation, we may issue additional shares of undesignated preferred stock from time to time, in one or more classes or series, as authorized by the board of directors, generally without the approval of the stockholders.

Subject to limitations prescribed by Delaware law and our certificate of incorporation and by-laws, the board of directors can fix the number of shares constituting each class or series of preferred stock and the designations, powers, preferences and other rights of that series as well as the qualifications, limitations or restrictions on those powers, preferences and rights. These may include provisions concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and any other subjects or matters the board of directors or duly authorized committee may fix by resolution.

The board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that holders of some, or a majority, of the shares might believe to be in their best interests or in which holders of some, or a majority, of the shares might receive a premium for their shares over the then-market price of the shares.

If we offer a specific class or series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for the offering and will file a copy of the certificate of designation establishing these terms with the SEC. This description will include:

(1) the title and stated value;

(2) the number of shares offered, the liquidation preference per share and the purchase price;

(3) the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for these dividends;

(4) whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

(5) the procedures for any auction and remarketing, if any;

(6) the provisions for a sinking fund, if any;

(7) the provisions for redemption, if applicable;

(8) any listing of the preferred stock on any securities exchange or market;

(9) whether the preferred stock will be convertible into our Class A common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

(10) whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

(11) voting rights, if any, of the preferred stock;

(12) a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock;

(13) the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of Lamar;

(14) any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of Lamar; and

(15) any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The preferred stock offered by this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of Lamar, rank as follows:

(1) senior to all classes or series of our Class A common stock, and to all equity securities issued by us the terms of which specifically provide that the equity securities rank junior to the preferred stock with respect to these rights;

(2) on a parity with all equity securities issued by us that do not rank senior or junior to the preferred stock with respect to these rights; and

(3) junior to all equity securities issued by us the terms of which do not specifically provide that they rank on a parity with or junior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of Lamar (including any entity with which we may be merged or consolidated or to which all or substantially all of our assets may be transferred or which transfers all or substantially all of our assets).

As used for these purposes, the term “equity securities” does not include convertible debt securities.

DESCRIPTION OF LAMAR CLASS A COMMON STOCK

General

Lamar’s authorized common stock consists of 175,000,000 shares of Class A common stock and 37,500,000 shares of Class B Common Stock. At June 30, 2008, there were 75,997,891 shares of Class A common stock and 15,372,865 shares of Class B common stock issued and outstanding.

Voting Rights; Conversion of Class B Common Stock

The Class A common stock and Class B common stock have the same rights and powers, except that a share of Class A common stock entitles the holder to one vote and a share of Class B common stock entitles the holder to ten votes. Except as required by Delaware law, the holders of Class A common stock and Class B common stock vote together as a single class. Each share of Class B common stock is convertible at the option of its holder into one share of Class A common stock at any time. In addition, each share of Class B common stock converts automatically into one share of Class A common stock upon the sale or other transfer of a share of Class B common stock to a person who, or entity which, is not a Permitted Transferee. “Permitted Transferees” include (1) Kevin P. Reilly, Sr.; (2) a descendant of Kevin P. Reilly, Sr.; (3) a spouse or surviving spouse (even if remarried) of any individual named or described in (1) or (2) above; (4) any estate, trust, guardianship, custodianship, curatorship or other fiduciary arrangement for the primary benefit of any one or more of the individuals named or described in (1), (2) and (3) above; and (5) any corporation, partnership, limited liability company or other business organization controlled by and substantially all of the interests in which are owned, directly or indirectly, by any one or more of the individuals and entities named or described in (1), (2), (3) and (4) above. Furthermore, each share of Class B common stock converts automatically into one share of Class A common stock in the event that the number of outstanding shares of Class B common stock falls below 10% of the total number of outstanding shares of Class A and Class B common stock taken together.

Under Delaware law, the affirmative vote of the holders of a majority of the outstanding shares of any class of common stock is required to approve any amendment to the certificate of incorporation that would increase or decrease the par value of that class, or modify or change the powers, preferences or special rights of the shares of any class so as to affect that class adversely. Our certificate of incorporation, however, allows for amendments to increase or decrease the number of authorized shares of Class A common stock or Class B common stock without a separate vote of either class.

Dividends; Liquidation Rights

All of the outstanding shares of common stock are fully paid and nonassessable. In the event of the liquidation or dissolution of Lamar, following any required distribution to the holders of outstanding shares of preferred stock, the holders of common stock are entitled to share pro rata in any balance of the corporate assets available for distribution to them. We may pay dividends if, when and as declared by the board of directors from funds legally available therefor, subject to the restrictions set forth in our existing indentures and our senior credit facility. Subject to the preferential rights of the holders of any class of preferred stock, holders of shares of common stock are entitled to receive dividends as may be declared by the board of directors out of funds legally available for that purpose. No dividend may be declared or paid in cash or property on any share of either class of common stock unless simultaneously the same dividend is declared or paid on each share of the other class of common stock, provided that, in the event of stock dividends, holders of a specific class of common stock shall be entitled to receive only additional shares of that class.

Other Provisions

The common stock is redeemable in the manner and on the conditions permitted under Delaware law and as may be authorized by the board of directors. Holders of common stock have no right to subscribe to new issuances of common stock. Any outstanding shares of Class A or Class B common stock, which Lamar subdivides by stock split or recapitalization, or combines by reverse stock split or otherwise, will be subdivided or combined on an equal basis.

Transfer Agent

American Stock Transfer and Trust Company serves as the transfer agent and registrar for the Class A common stock.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or, in certain cases, within three years prior, did own) 15% or more of the corporation’s voting stock constituting total voting power. Under Section 203, a business combination between us and an interested stockholder is prohibited unless it satisfies one of the following conditions: (1) our board of directors must have previously approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder or (2) on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced (excluding, for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder), shares owned by (a) persons who are directors and also officers and (b) employee stock plans, in certain instances) or (3) the business combination is approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase debt securities (which we refer to as debt warrants), preferred stock (which we refer to as preferred stock warrants) or Class A common stock (which we refer to as Class A common stock warrants). Any of these warrants may be issued independently or together with any other securities offered by this prospectus and may be attached to or separate from the other securities. If warrants are issued, they will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants being offered.

Debt Warrants

We will describe the terms of debt warrants offered the applicable prospectus supplement, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, including the following:

(1) the title;

(2) the aggregate number offered;

(3) their issue price or prices;

(4) the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise, and the procedures and conditions relating to exercise;

(5) the designation and terms of any related debt securities and the number of debt warrants issued with each security;

(6) the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

(7) the principal amount of debt securities purchasable upon exercise, and the price at which that principal amount of debt securities may be purchased upon exercise;

(8) the commencement and expiration dates of the right to exercise;

(9) the maximum or minimum number which may be exercised at any time;

(10) a discussion of the material United States federal income tax considerations applicable to exercise; and

(11) any other terms, procedures and limitations relating to exercise.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations, and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before exercising their debt warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments of principal of, or premium, if any, or interest, if any, on the securities purchasable upon exercise.

Other Warrants

The applicable prospectus supplement will describe the following terms of preferred stock warrants or Class A common stock warrants offered under this prospectus:

(1) the title;

(2) the securities issuable upon exercise;

(3) the issue price or prices;

(4) the number of warrants issued with each share of preferred stock or Class A common stock;

(5) any provisions for adjustment of (a) the number or amount of shares of preferred stock or Class A common stock receivable upon exercise of the warrants or (b) the exercise price;

(6) if applicable, the date on and after which the warrants and the related preferred stock or Class A common stock will be separately transferable;

(7) if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

(8) any other terms, including terms, procedures and limitations relating to exchange and exercise;

(9) the commencement and expiration dates of the right to exercise; and

(10) the maximum or minimum number that may be exercised at any time.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash the principal amount of debt securities or shares of preferred stock or Class A common stock at the applicable exercise price set forth in, or determined as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivering to the corporation trust office of the warrant agent or any other officer indicated in the applicable prospectus supplement (a) the warrant certificate properly completed and duly executed and (b) payment of the amount due upon exercise. As soon as practicable following exercise, we will forward the debt securities or shares of preferred stock or Class A common stock purchasable upon exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

PLAN OF DISTRIBUTION

We may sell any of the securities:

(1) directly to purchasers;

(2) through agents;

(3) through dealers;

(4) through underwriters; or

(5) through a combination of any of these methods of sale.

We and our agents and underwriters may sell and of the securities from time to time in one or more transactions:

(1) at a fixed price or prices, which may be changed;

(2) at market prices prevailing at the time of sale;

(3) at prices related to the prevailing market prices; or

(4) at negotiated prices.

We may solicit directly offers to purchase securities. We may also designate agents from time to time to solicit offers to purchase securities. Any agent, who may be deemed to be an “underwriter” as that term is defined in the Securities Act of 1933, may then resell the securities to the public at varying prices to be determined by that agent at the time of resale.

If we use underwriters to sell securities, we will enter into an underwriting agreement with them at the time of the sale to them. The names of the underwriters will be set forth in the prospectus supplement that will be used by them together with this prospectus to make resales of the securities to the public. In connection with the sale of the securities offered, these underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions. Underwriters may also receive commissions from purchasers of the securities.

Underwriters may also use dealers to sell securities. If this happens, these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

Any underwriting compensation paid by us to underwriters in connection with the offering of and of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement.

Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments that they may be required to make in respect of these liabilities. Underwriters and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers, or other persons to solicit offers by certain institutions to purchase the securities offered by us under the prospectus pursuant to contracts providing for payment and delivery on a future date or dates. The obligations of any purchaser under any these contracts will be subject only to those conditions described in the applicable prospectus supplement, and the prospectus supplement will set forth the price to be paid for securities pursuant to these contracts and the commissions payable for solicitation of these contracts.

Any underwriter may engage in over-allotment, stabilizing and syndicate short covering transactions and penalty bids only in compliance with Regulation M of the Securities Exchange Act of 1934. If we offer securities in an “at the market” offering, stabilizing transactions will not be permitted. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

Each series of securities offered under this prospectus will be a new issue with no established trading market, other than the Class A common stock, which is listed on the Nasdaq National Market. Any shares of common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq National Market, subject to official notice of issuance. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but these underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We may elect to list any of the securities we may offer from time to time for trading on an exchange or on the Nasdaq National Market, but we are not obligated to do so.

The anticipated date of delivery of the securities offered hereby will be set forth in the applicable prospectus supplement relating to each offering.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Edwards Angell Palmer & Dodge LLP, Boston, Massachusetts. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS

The consolidated financial statements and schedules of Lamar Advertising Company and subsidiaries and Lamar Media Corp. and subsidiaries as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, and management’s assessments of the effectiveness of internal control over financial reporting as of December 31, 2007, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Vista Media Group, Inc. as of and for the years ended December 31, 2007 and 2006, have been incorporated by reference herein and in the registration statement in reliance upon the reports of McGladrey and Pullen, LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an estimate of the fees and expenses, other than underwriting discounts and commissions, payable or reimbursable by us in connection with the issuance and distribution of the offered securities offered by this prospectus.

SEC registration fee	$(1)
Printing and engraving expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Rating agency fees	(2)
Transfer agent fees and expenses	(2)
Fees and expenses of the Trustee	(2)
Miscellaneous	(2)

Total	$(2)

(1)	In accordance with rules 456(b) and 457(r) under the Securities Act, we are deferring payment of all of the Registration fee.

(2)	An estimate of the aggregate amount of any of these expenses that may be applicable will be reflected in the relevant prospectus supplement.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law (the “DGCL”) grants us the power to indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with any such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful, provided, however, no indemnification shall be made in connection with any proceeding brought by or in our right where the person involved is adjudged to be liable to us except to the extent approved by a court.

Our By-laws provide that any person who is made a party to any action or proceeding because such person is or was our director or officer will be indemnified and held harmless against all claims, liabilities and expenses, including those expenses incurred in defending a claim and amounts paid or agreed to be paid in connection with reasonable settlements made before final adjudication with the approval of the Board of Directors, if such person has not acted, or in the judgment of our shareholders or directors has not acted, with willful or intentional misconduct. The indemnification provided for in our By-laws is expressly not exclusive of any other rights to which those seeking indemnification may be entitled as a matter of law.

Our Certificate of Incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, whether or not an individual continues to be a director at the time such liability is asserted, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit.

We carry Directors’ and Officers’ insurance which covers our directors and officers against certain liabilities they may incur when acting in their capacity as directors or officers.

ITEM 16.	EXHIBITS

See Exhibit Index immediately following signature pages.

ITEM 17.	UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305 (b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on October 31, 2008.

LAMAR ADVERTISING COMPANY

By:	/s/ Kevin P. Reilly, Jr.
Kevin P. Reilly, Jr.
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director and Principal Executive Officer	October 31, 2008

/s/ Keith A. Istre Keith A. Istre	Principal Financial and Accounting Officer	October 31, 2008

/s/ John Maxwell Hamilton John Maxwell Hamilton	Director	October 31, 2008

/s/ Robert M. Jelenic Robert M. Jelenic	Director	October 31, 2008

/s/ John E. Koerner, III John E. Koerner, III	Director	October 31, 2008

/s/ Edward H. McDermott Edward H. McDermott	Director	October 31, 2008

/s/ Stephen P. Mumblow Stephen P. Mumblow	Director	October 31, 2008

Signature	Title	Date

/s/ Thomas V. Reifenheiser Thomas V. Reifenheiser	Director	October 31, 2008

/s/ Anna Reilly Anna Reilly	Director	October 31, 2008

/s/ Wendell Reilly Wendell Reilly	Director	October 31, 2008

EXHIBIT INDEX

Exhibit
Number		Description of Exhibit

1	.1*	Form of Underwriting Agreement.
4.1		Restated Certificate of Incorporation of the Company. Previously filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K (File No. 0-30242) filed on March 15, 2006 and incorporated herein by reference.
4.2		Amended and Restated Bylaws of the Company. Previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 0-30242) filed on August 27, 2007 and incorporated herein by reference.
4.3		Form of Indenture. Filed herewith.
4.4		Specimen certificate for shares of the Class A common stock of Lamar Advertising Company. Previously filed as Exhibit 4.1 to Lamar’s Registration Statement on Form S-1 (File No. 333-05479), and incorporated herein by reference.
4	.5*	Certificate of Designation.
4	.6*	Form of Preferred Stock Certificate.
4	.7*	Form of Warrant Agreement.
4	.8*	Form of Warrant.
5.1		Opinion of Edwards Angell Palmer & Dodge LLP. Filed herewith.
12.1		Lamar Advertising Company Computation of Ratio of Earnings to Fixed Charges. Filed herewith.
23.1		Consent of Edwards Angell Palmer & Dodge LLP (included as part of their opinion listed as Exhibit 5.1). Filed herewith.
23.2		Consent of KPMG LLP. Filed herewith.
23.3		Consent of McGladrey and Pullen, LLP. Filed herewith.
24.1		Powers of Attorney (included on signature page). Filed herewith.
25	.1*	Statement of Eligibility of Trustee on Form T-1. To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

*	To be filed as an exhibit to a Current Report on Form 8-K or incorporated by reference by post-effective amendment.